Exhibit 99.1

Cirrus Logic Reports Q2 FY21 Revenue of $347.3 Million

Announces CEO and Board Leadership Transition Plans

AUSTIN, Texas--(BUSINESS WIRE)--November 2, 2020--Cirrus Logic, Inc. (Nasdaq: CRUS) today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the second quarter fiscal year 2021, which ended Sept. 26, 2020, as well as the company’s current business outlook.

“Cirrus Logic delivered revenue above the high end of guidance in the September quarter. We experienced solid sales across the breadth of our product portfolio, with particularly strong demand for components shipping in smartphones,” said Jason Rhode, chief executive officer. “During the quarter, we were pleased to have expanded the number of smartphones, tablets and wearables that are utilizing our technology. The company also reached several meaningful development milestones that we believe will fuel product diversification and growth opportunities in the coming years.”

The company also announced today that the Board of Directors has appointed current President John Forsyth, 47, as president and chief executive officer effective Jan. 1, 2021, at which time Jason Rhode will transition into his new role as executive fellow. “John’s strong leadership and strategic vision make him the right choice to lead Cirrus Logic into what we believe is a very bright future,” said Jason Rhode, chief executive officer. In addition, the company announced that David Tupman will become chair of the Board of Directors, effective the same date, succeeding Al Schuele ahead of his retirement prior to the next annual meeting of stockholders.

For more information on the CEO and Board leadership transition plans, please visit http://investor.cirrus.com/.

Reported Financial Results – Second Quarter FY21

  Revenue of $347.3 million;
  GAAP and non-GAAP gross margin of 51.9 percent;
  GAAP operating expenses of $116.1 million and non-GAAP operating expenses of $97.8 million;
  GAAP earnings per share of $0.99 and non-GAAP earnings per share of $1.26.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – Third Quarter FY21

  Revenue is expected to range between $440 million and $480 million;
  GAAP gross margin to be between 50 percent and 52 percent; and
  Combined GAAP R&D and SG&A expenses to range between $121 million and $127 million, including approximately $15 million in stock-based compensation expense and $3 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EST today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 9088457).

Cirrus Logic, Inc.

Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, the company has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense, tax expense impact on earnings per share, and effective tax rate. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about the company’s product diversification and growth opportunities in the coming years and our ability to lead the company into what we believe is a very bright future, along with estimates for the third quarter fiscal year 2021 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially and readers should not place undue reliance on such statements. These risks and uncertainties include, but are not limited to, the following: the effects of the global COVID-19 outbreak and the measures taken to limit the spread of COVID-19, including any disruptions to our business that could result from measures to contain the outbreak that may be taken by governmental authorities in the jurisdictions in which we and our supply chain operate; the susceptibility of the markets we address to economic downturns, including as a result of the COVID-19 outbreak and the actions taken to mitigate the spread of COVID-19; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., the effect of the U.S. Bureau of Industry and Security of the U.S. Department of Commerce placing Huawei Technologies Co., Ltd. and certain of its affiliates on the Bureau’s Entity List), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, and other economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate; the level of orders and shipments during the third quarter of fiscal year 2021, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 28, 2020 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended

	Sep. 26,	Jun. 27,	Sep. 28,	Sep. 26,	Sep. 28,
	2020	2020	2019	2020	2019
	Q2'21	Q1'21	Q2'20	Q2'21	Q2'20
Portable products	$312,911	$210,661	$349,379	$523,572	$552,317
Non-portable and other products	34,414	31,912	39,533	66,326	74,848
Net sales	347,325	242,573	388,912	589,898	627,165
Cost of sales	167,115	115,101	180,979	282,216	296,738
Gross profit	180,210	127,472	207,933	307,682	330,427
Gross margin	51.9%	52.6%	53.5%	52.2%	52.7%

Research and development	84,810	78,741	88,239	163,551	177,069
Selling, general and administrative	31,247	29,704	33,018	60,951	62,538
Restructuring costs	-	352	-	352	-
Total operating expenses	116,057	108,797	121,257	224,854	239,607

Income from operations	64,153	18,675	86,676	82,828	90,820

Interest income	1,378	1,576	2,250	2,954	4,535
Other income (expense)	784	111	(568)	895	(946)
Income before income taxes	66,315	20,362	88,358	86,677	94,409
Provision for income taxes	6,829	2,153	12,148	8,982	13,581
Net income	$59,486	$18,209	$76,210	$77,695	$80,828

Basic earnings per share:	$1.02	$0.31	$1.31	$1.33	$1.39
Diluted earnings per share:	$0.99	$0.30	$1.27	$1.29	$1.34

Weighted average number of shares:
Basic	58,191	58,313	58,011	58,252	58,276
Diluted	60,127	60,280	60,213	60,203	60,260

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.
	Three Months Ended			Six Months Ended

	Sep. 26,	Jun. 27,	Sep. 28,	Sep. 26,	Sep. 28,
	2020	2020	2019	2020	2019
Net Income Reconciliation	Q2'21	Q1'21	Q2'20	Q2'21	Q2'20
GAAP Net Income	$59,486	$18,209	$76,210	$77,695	$80,828
Amortization of acquisition intangibles	2,998	2,998	6,722	5,996	13,950
Stock-based compensation expense	15,476	13,306	13,759	28,782	25,545
Restructuring costs	-	352	-	352	-
Adjustment to income taxes	(2,293)	(2,982)	(3,417)	(5,275)	(6,220)
Non-GAAP Net Income	$75,667	$31,883	$93,274	$107,550	$114,103

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.99	$0.30	$1.27	$1.29	$1.34
Effect of Amortization of acquisition intangibles	0.05	0.05	0.11	0.10	0.23
Effect of Stock-based compensation expense	0.26	0.22	0.23	0.48	0.42
Effect of Restructuring costs	-	0.01	-	0.01	-
Effect of Adjustment to income taxes	(0.04)	(0.05)	(0.06)	(0.09)	(0.10)
Non-GAAP Diluted earnings per share	$1.26	$0.53	$1.55	$1.79	$1.89

Operating Income Reconciliation
GAAP Operating Income	$64,153	$18,675	$86,676	$82,828	$90,820
GAAP Operating Profit	18.5%	7.7%	22.3%	14.0%	14.5%
Amortization of acquisition intangibles	2,998	2,998	6,722	5,996	13,950
Stock-based compensation expense - COGS	197	207	254	404	495
Stock-based compensation expense - R&D	9,235	8,653	7,830	17,888	15,070
Stock-based compensation expense - SG&A	6,044	4,446	5,675	10,490	9,980
Restructuring costs	-	352	-	352	-
Non-GAAP Operating Income	$82,627	$35,331	$107,157	$117,958	$130,315
Non-GAAP Operating Profit	23.8%	14.6%	27.6%	20.0%	20.8%

Operating Expense Reconciliation
GAAP Operating Expenses	$116,057	$108,797	$121,257	$224,854	$239,607
Amortization of acquisition intangibles	(2,998)	(2,998)	(6,722)	(5,996)	(13,950)
Stock-based compensation expense - R&D	(9,235)	(8,653)	(7,830)	(17,888)	(15,070)
Stock-based compensation expense - SG&A	(6,044)	(4,446)	(5,675)	(10,490)	(9,980)
Restructuring costs	-	(352)	-	(352)	-
Non-GAAP Operating Expenses	$97,780	$92,348	$101,030	$190,128	$200,607

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$180,210	$127,472	$207,933	$307,682	$330,427
GAAP Gross Margin	51.9%	52.6%	53.5%	52.2%	52.7%
Stock-based compensation expense - COGS	197	207	254	404	495
Non-GAAP Gross Profit	$180,407	$127,679	$208,187	$308,086	$330,922
Non-GAAP Gross Margin	51.9%	52.6%	53.5%	52.2%	52.8%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$6,829	$2,153	$12,148	$8,982	$13,581
GAAP Effective Tax Rate	10.3%	10.6%	13.7%	10.4%	14.4%
Adjustments to income taxes	2,293	2,982	3,417	5,275	6,220
Non-GAAP Tax Expense	$9,122	$5,135	$15,565	$14,257	$19,801
Non-GAAP Effective Tax Rate	10.8%	13.9%	14.3%	11.7%	14.8%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.11	$0.04	$0.20	$0.15	$0.23
Adjustments to income taxes	0.04	0.05	0.06	0.09	0.10
Non-GAAP Tax Expense	$0.15	$0.09	$0.26	$0.24	$0.33

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Sep. 26,	Mar. 28,	Sep. 28,
	2020	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$247,536	$292,119	$221,937
Marketable securities	36,641	22,008	22,563
Accounts receivable, net	181,496	153,998	217,962
Inventories	209,050	146,725	144,829
Other current assets	34,508	35,346	44,729
Total current Assets	709,231	650,196	652,020

Long-term marketable securities	328,255	283,573	238,741
Right-of-use lease assets	137,045	141,274	142,834
Property and equipment, net	153,640	158,244	178,420
Intangibles, net	27,898	34,430	54,780
Goodwill	287,673	287,088	285,321
Deferred tax asset	7,899	10,052	9,026
Other assets	48,223	27,820	22,489
Total assets	$1,699,864	$1,592,677	$1,583,631

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$99,105	$78,412	$109,374
Accrued salaries and benefits	41,707	42,439	34,870
Lease liability	13,994	13,580	13,751
Other accrued liabilities	23,237	24,206	34,801
Total current liabilities	178,043	158,637	192,796

Non-current lease liability	128,570	129,312	133,105
Non-current income taxes	66,503	71,143	76,847
Other long-term liabilities	9,917	3,806	2,258

Stockholders' equity:
Capital stock	1,466,978	1,434,929	1,392,650
Accumulated deficit	(155,260)	(201,681)	(213,274)
Accumulated other comprehensive income (loss)	5,113	(3,469)	(751)
Total stockholders' equity	1,316,831	1,229,779	1,178,625
Total liabilities and stockholders' equity	$1,699,864	$1,592,677	$1,583,631

Prepared in accordance with Generally Accepted Accounting Principles

Contacts

Investor Contact:
Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor.Relations@cirrus.com